UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________________________

FORM 8-K
 _______________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2015
 _______________________________________
ENABLE MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)
 _______________________________________

Delaware	1-36413	72-1252419
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Leadership Square
211 North Robinson Avenue
Suite 150
Oklahoma City, Oklahoma 73102
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (405) 525-7788
 _______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On October 27, 2015, the Board of Directors (the Board) of Enable GP, LLC (Enable GP), the general partner of Enable Midstream Partners, LP (the Partnership), announced that on October 23, 2015 Rodney J. Sailor was selected to become President and Chief Executive Officer of Enable GP and a member of the Board effective January 1, 2016. Peter B. Delaney will continue to serve as interim President and Chief Executive Officer of Enable GP through December 31, 2015 in order to ensure an orderly transition of his responsibilities. Mr. Delaney will continue to serve as a member of the Board.

Mr. Sailor, 56, has served as Chief Financial Officer of Enable GP since March 2014 and Executive Vice President of Enable GP since April 2014. Previously, Mr. Sailor served as Senior Vice President and Chief Financial Officer of WPX Energy, Inc. from December 2011 to March 2014, as Chief Financial Officer of Apco Oil and Gas International, Inc. from December 2012 to March 2014, and as Vice President and Treasurer of The Williams Companies, Inc. from 2005 to 2011. Mr. Sailor also served as a director of Williams Partners GP LLC, the general partner of Williams Partners L.P., from October 2007 to August 2010 and as a director of Apco Oil and Gas International, Inc. from September 2006 to March 2014. The Board determined that Mr. Sailor should be appointed as a director due to his extensive knowledge of the industry and the Partnership, as well as his extensive experience with financial and capital markets matters.

In connection with Mr. Sailor’s appointment, Mr. Sailor’s base salary will increase to $600,000, and his target award under the Partnership’s long term incentive plan will increase to 300% of base salary, in each case effective as of January 1, 2016. No other modifications were made to Mr. Sailor’s existing compensation arrangements in connection with his appointment. In accordance with Mr. Sailor’s existing compensation arrangements, he will be offered a severance agreement, which will provide cash severance upon involuntary termination of one times his base salary plus short term incentive plan award target, and a change in control agreement, which will provide cash severance of 2.99 times his base salary plus short term incentive plan award target. Mr. Sailor’s short term incentive plan award target remains 100% of base salary.

There are no material arrangements or understandings between Mr. Sailor and any other person pursuant to which Mr. Sailor was appointed that are not described above. Mr. Sailor has not been appointed, and is not currently expected to be appointed, to any committee of the Board.

The Partnership is currently in the process of identifying Mr. Sailor’s successor as Chief Financial Officer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	News release issued by Enable Midstream Partners, LP dated October 27, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enable Midstream Partners, LP

By:	Enable GP, LLC,
its general partner

By:	/s/ J. Brent Hagy
J. Brent Hagy
Vice President, Deputy General Counsel, Secretary and Chief Ethics & Compliance Officer

Date: October 27, 2015